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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2002

NetRatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27907 (Commission File Number)	77-0461990 (IRS Employer Identification No.)
890 Hillview Court, Suite 300 Milpitas, California (Address of principal executive offices)	95035 (Zip Code)

(408) 957-0699
(Registrant's telephone number, including area code)

Item 5. Other Items.

        NetRatings has received notice from each of Tim Meadows and David Toth of the exercise of their rights pursuant to the Stock Repurchase Agreements previously disclosed by NetRatings. Pursuant to the notices, NetRatings will repurchase from Mssrs. Meadows and Toth, 1,000,000 and 500,000 shares, respectively, of NetRatings Common Stock held by them. The repurchase price is based on the average closing price of NetRatings Common Stock for the ten (10) trading days preceding the request for repurchase. Accordingly, NetRatings will repurchase the shares for approximately $13.75 per share for a total aggregate repurchase price of $20.63 million. As of February 25, 2002 and without giving effect to the exercise of the repurchase rights, NetRatings had approximately 33,219,579 shares of Common Stock outstanding. Consummation of the repurchase transactions will reduce the outstanding NetRatings Common Stock by 1,500,000 shares.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETRATINGS, INC.
Date: February 26, 2002	By:	/s/ JACK R. LAZAR Jack R. Lazar Executive Vice President of Corporate Development, Chief Financial Officer and Secretary

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  Item 5. Other Items.
SIGNATURES